                                                                   Exhibit 2.2


                                VOTING AGREEMENT


         VOTING AGREEMENT (this "AGREEMENT"), dated as of November 2, 2000, among Sonus Networks, Inc., a Delaware corporation ("BUYER"), the individuals named on ATTACHMENT A hereto (collectively, the "STOCKHOLDERS"), beneficially owning certain shares of Class A common stock, no par value (the "COMMON SHARES"), of telecom technologies, inc., a Texas corporation (the "COMPANY"), and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT"), dated as of November 2, 2000, by and among the Company, Buyer and Storm Merger Sub, Inc., a Texas corporation ("MERGER SUB").

                              W I T N E S S E T H:

         WHEREAS, the Company, Buyer and Merger Sub intend to enter into the Merger Agreement providing for the Merger, on the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, as of the date hereof, each Stockholder beneficially owns the number of Voting Shares set forth opposite such Stockholder's name on ATTACHMENT A hereto (the "OWNED SHARES");

         WHEREAS, the Stockholders desire to express their support for the Merger and the transactions contemplated by the Merger Agreement; and

         WHEREAS, as a condition to its willingness to enter into and perform its obligations under the Merger Agreement, Buyer has requested that each Stockholder agree, and each Stockholder has agreed, to vote, or execute a written consent in respect of, all the Owned Shares, together with any Common Shares acquired after the date of this Agreement, whether upon the exercise of options, conversion of convertible securities or otherwise, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned by such Stockholder or over which such Stockholder has, directly or indirectly, the right to vote (collectively, the "VOTING SHARES"), in favor of the Merger and any other matters submitted to the holders of Common Shares in furtherance of the Merger.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO VOTE AND IRREVOCABLE PROXY.

                  1.1. AGREEMENT TO VOTE. Each Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the Stockholders of the Company, however called, or any adjournment thereof, or by written consent, such Stockholder shall be present (in person or by proxy) and vote (or cause to be voted), or execute a written consent in respect of, all of its Voting Shares (a) in favor of approval of the Merger Agreement and any other matter that is required to facilitate the transactions contemplated by the Merger Agreement, and (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would otherwise prevent or materially delay the consummation of the Merger or of the other transactions contemplated by the Merger Agreement.

                  1.2. IRREVOCABLE PROXY.

         (a) Each of the Stockholders other than MSD Portfolio, L.P. - Investments, Black Marlin Investments, LLC and Vermeer Investments, LLC (the "MSD STOCKHOLDERS") hereby appoints Peter S. Hemme, until termination of this Agreement, as such Stockholder's attorney and proxy with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Voting Common Shares of such Stockholder, on the matters and in the manner specified in Section 1.1 hereof.

         (b) In the event any of the MSD Stockholders shall fail to comply with the provisions of Section 1.1 hereof, each such MSD Stockholder agrees that such failure shall result, without any further action by such MSD Stockholder, in the irrevocable appointment of Peter S. Hemme, until termination of this Agreement, as such MSD Stockholder's attorney and proxy with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Voting Common Shares of such MSD Stockholder, on the matters and in the manner specified in Section 1.1 hereof.

         (c) THE PROXIES AND POWER OF ATTORNEY GRANTED PURSUANT TO THE ABOVE PARAGRAPHS ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney on the matters specified in
Section 1.1 or to the extent inconsistent with the matters set forth in Section
1.1 with respect to the Shares which such Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each Stockholder and any obligation of a Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of such Stockholder.

2.       TERMINATION.

                  2.1. TERMINATION OF THIS AGREEMENT. This Agreement shall terminate on the earlier of (a) the consummation of the Merger, or (b) the termination of the Merger Agreement in accordance with its terms.

                  2.2. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 2.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; PROVIDED, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. Each Stockholder hereby represents and warrants to Buyer, solely as to such Stockholder, as follows, PROVIDED, that the MSD Stockholders shall not be deemed to make any of the representations and warranties set forth in paragraph 3.6 below other than that contained in the first sentence thereof:

                  3.1. DUE ORGANIZATION. Each such Stockholder that is not an individual has been duly organized, is validly existing and is in good standing, as applicable, under the laws of the jurisdiction of its organization.

                  3.2. POWER; DUE AUTHORIZATION; BINDING AGREEMENT. Such Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by any such Stockholder that is a trust have been duly and validly authorized by all necessary action on the part of such Stockholder's trustees, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

                  3.3. OWNERSHIP OF SHARES. On the date hereof, the Owned Shares set forth opposite such Stockholder's name on ATTACHMENT A hereto are owned of record or beneficially by such Stockholder and constitute all of the Voting Shares owned of record or beneficially by such Stockholder, free and clear of any claims, liens, encumbrances and security interests, except pursuant to the Company Stockholder Agreements (as defined below) and for such claims, liens and encumbrances as are specified on ATTACHMENT B hereto. As of the date hereof each Stockholder has, and as of the date of the Stockholder meeting (or action by written consent) in connection with the Merger Agreement and the transactions contemplated thereby, such Stockholder will have

(except as otherwise permitted by this Agreement or pursuant to the matters referred to in the preceding sentence), sole voting power and sole dispositive power with respect to all of the Owned Shares of such Stockholder.

                  3.4. NO CONFLICTS. The execution and delivery of this Agreement by each such Stockholder does not, and the performance of the terms of this Agreement by each such Stockholder will not, (a) require such Stockholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) in the case of a Stockholder that is a trust, conflict with or violate the Declaration of Trust or other trust agreement of such Stockholder, (c) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on such Stockholder or its properties and assets, (d) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which any property or asset of such Stockholder is bound or (e) violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification which has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, prevent, delay or materially adversely affect the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

                  3.5. ACKNOWLEDGMENT. Each Stockholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement with Buyer.

                  3.6. INVESTMENT REPRESENTATIONS. The Stockholder is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and was not organized for the purpose of acquiring any shares of the common stock, $0.01 par value per share, of the Buyer ("BUYER COMMON STOCK") in the Merger. The Stockholder has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of the investment in Buyer Common Stock that the Stockholder is making by reason of the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder's financial condition is such that the Stockholder is able to bear all economic risks of investment in Buyer Common Stock, including a complete loss of the Stockholder's investment. Buyer has provided the Stockholder with adequate access to financial and other information concerning Buyer (including, without limitation, Buyer's SEC Reports, as defined in the Merger Agreement) and Stockholder has had the opportunity to ask questions of and receive answers from Buyer concerning the Merger and the other transactions contemplated by the Merger Agreement and to obtain from Buyer additional information regarding an investment in Buyer.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to each Stockholder as follows: Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

5. CERTAIN COVENANTS OF STOCKHOLDERS. Each Stockholder hereby covenants and agrees (solely as to such Stockholder) as follows:

                  5.1. RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE.

                       (a) Except as set forth in Section 5.1(b), each Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Voting Shares, (ii) grant any proxies or powers of attorney other than that which may arise pursuant to Section 1.2, deposit any Voting Shares into a voting trust or enter into a voting agreement with respect to any Voting Shares,
(iii) take any action that would cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any transfer of Voting Shares not permitted hereby shall be null and void. Each Stockholder agrees that any such prohibited transfer may and should be enjoined. If any involuntary transfer of any of the Voting Shares shall occur (including, but not limited to, a sale by a Stockholder's trustee in bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Voting Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

                       (b) This Agreement shall not restrict any Stockholder from (i) using Voting Shares as collateral or a pledge for borrowings from a financial institution, provided such financial institution agrees in writing with the Buyer to be bound by all of the terms hereof; or (ii) transferring Voting Shares to other entities controlled by such Stockholder, or in connection with tax, estate or financial planning, provided any such transferee agrees in writing with the Buyer to be bound by all of the terms of this Agreement.

                  5.2. ADDITIONAL SHARES. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Buyer of the number of any new Voting Shares acquired by such Stockholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement.

                  5.3. NO LIMITATIONS ON ACTIONS. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in such person's capacity as such director or officer, and the parties hereto acknowledge that any such Stockholder has fiduciary and other obligations to the Company in that capacity. Without limiting the generality of the foregoing, each Stockholder signs this Agreement solely in such person's capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Owned Shares, and nothing herein shall limit or affect any actions taken by such Stockholder in such person's capacity as an officer or director of the Company or the Company's rights in connection with the Merger Agreement.

6. FURTHER ASSURANCES. From time to time, at Buyer's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by
Section 1 and Section 2 of this Agreement.

7. STOP TRANSFER ORDER. In furtherance of this Agreement, and concurrently herewith, each Stockholder shall and hereby does authorize the Company or the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of such Stockholder's Voting Shares.

8.       MISCELLANEOUS.

                  8.1. NON-SURVIVAL. The representations and warranties made herein shall not survive the termination of this Agreement, which shall occur upon termination of the Merger Agreement.

                  8.2. ENTIRE AGREEMENT; ASSIGNMENT; LIMITED THIRD PARTY BENEFICIARIES.

         (a) This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (ii) shall not be assigned by operation of law or otherwise, except as set forth in paragraph 8.2(b) below, and (iii) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that Buyer shall be entitled to enforce Section 1.1 hereof against each of the Stockholders as an intended third-party beneficiary of their obligations thereunder.

         (b) The Company hereby assigns its rights and remedies for the enforcement of Section 1.1 of this Agreement against each of the Stockholders to Buyer.

                  8.3. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                  8.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to a Stockholder, to such Stockholder's address set forth on the signature pages hereto, with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Attention: Andrew J. Nussbaum, Esq.
                  Facsimile: (212) 403-2000

         If to Buyer:

                  Sonus Networks, Inc.
                  5 Carlisle Road
                  Westford, Massachusetts 01886
                  Attention: General Counsel
                  Facsimile: (978) 392-9118

         with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110-1726
                  Attention: David L. Engel, Esq. and Johan V. Brigham, Esq.
                  Facsimile: (617) 951-8771

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  8.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  8.6. REMEDIES. Each Stockholder recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause Buyer to sustain irreparable injury and damages, for which money damages would not provide an adequate remedy, and therefore each Stockholder agrees that in the event of any such breach Buyer shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief. Notwithstanding any provision of this Agreement to the contrary, or any principle of law or of equity, Buyer agrees that its sole remedy for breach of this Agreement shall be specific performance by each Stockholder of the terms of this Agreement, and that in no case shall Buyer be entitled to monetary or other damages in connection with this Agreement, whether liquidated, special, consequential or punitive or in any other form whatsoever. As a condition to each Stockholder's willingness to enter into this Agreement, Buyer hereby, on its behalf and on that of its affiliates, irrevocably and unconditionally waives any such claim for damages that it may have, whether in law or in equity, in any jurisdiction and forum whatsoever.

                  8.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

                  8.8. DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  8.9. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  8.10. OBLIGATIONS SEVERAL. The obligations of the Stockholders under this Agreement are several and not joint.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           SONUS NETWORKS, INC.

                                           By: /s/ Hassan Ahmed
                                               -------------------------------
                                               Name:
                                               Title:


                                           TELECOM TECHNOLOGIES, INC.
                                           1701 N. Collins Blvd.
                                           Suite 3000
                                           Richardson, TX  75080


                                           By: /s/ Anousheh Ansari
                                               -------------------------------
                                               Name:  Anousheh Ansari
                                               Title:  Chairman & CEO

                                               /s/ Anousheh Ansari
                                           -----------------------------------
                                                ANOUSHEH ANSARI
                                                c/o telecom technologies, inc.
                                                1701 N. Collins Blvd.
                                                Suite 3000
                                                Richardson, Texas  75080

                                                /s/ Hamid Ansari
                                           -----------------------------------
                                                HAMID ANSARI
                                                c/o telecom technologies, inc.
                                                1701 N. Collins Blvd.
                                                Suite 3000
                                                Richardson, Texas  75080


                                           ANSARI ENTERPRISES, LLC
                                           c/o Anousheh Ansari
                                           1701 N. Collins Blvd.
                                           Suite 3000
                                           Richardson, Texas 75080


                                           By: /s/ Anousheh Ansari
                                               -------------------------------
                                               Name:
                                               Title:

                                           ANSARI AA INVESTMENTS, LTD.
                                           c/o Anousheh Ansari
                                           1701 N. Collins Blvd.
                                           Suite 3000
                                           Richardson, Texas 75080


                                           By: /s/ Anousheh Ansari
                                               -------------------------------
                                               Name:
                                               Title:


                                           ANSARI AR INVESTMENTS, LTD.
                                           c/o Anousheh Ansari
                                           1701 N. Collins Blvd.
                                           Suite 3000
                                           Richardson, Texas 75080


                                           By: /s/ Anousheh Ansari
                                               -------------------------------
                                               Name:
                                               Title:


                                           ANSARI JA INVESTMENTS, LTD.
                                           c/o Anousheh Ansari
                                           1701 N. Collins Blvd.
                                           Suite 3000
                                           Richardson, Texas 75080


                                           By: /s/ Anousheh Ansari
                                               -------------------------------
                                               Name:
                                               Title:

                                           MSD PORTFOLIO, L.P. - INVESTMENTS
                                           780 Third Avenue
                                           43rd Floor
                                           New York, New York 10017


                                           By: /s/ John Phelan
                                               -------------------------------
                                               Name:
                                               Title:


                                           BLACK MARLIN INVESTMENTS,
                                           LLC 780 Third Avenue
                                           43rd Floor
                                           New York, New York 10017


                                           By: /s/ John Phelan
                                               -------------------------------
                                               Name:
                                               Title:


                                           VERMEER INVESTMENTS, LLC
                                           780 Third Avenue
                                           43rd Floor
                                           New York, New York 10017


                                           By: /s/ John Phelan
                                               -------------------------------
                                               Name:
                                               Title: